Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Senior Securities” in the Prospectus and "Independent Registered Public Accounting Firm" and “Financial Statements” in the Statement of Additional Information, each included in this Post-Effective Amendment No. 4 to the Registration Statement (Form N-2, File No. 333-234759) of Franklin BSP Private Credit Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 27, 2026, with respect to the financial statements and financial highlights of Franklin BSP Private Credit Fund for the year ended December 31, 2025, included in the Annual Report (Form N-CSR) into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated April 26, 2024, with respect to the caption Senior Securities of Franklin BSP Private Credit Fund for the year ended December 31, 2023, included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-2, File No. 333-234759) of Franklin BSP Private Credit Fund.

/s/ Ernst & Young LLP

New York, NY

April 30, 2026